UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 11, 2009


                          SOUTHERN ENERGY COMPANY, INC.
             (Exact name of registrant as specified in its charter)

          Nevada                      000-20462                95-3746596
(State or Other Jurisdiction         (Commission            (I.R.S. Employer
      of Incorporation)              File Number)         Identification Number)

                          100 W. Liberty St. 10th Floor
                                 Reno, NV, 89505
                    (Address of principal executive offices)
                             Telephone: 800-628-5764
              (Registrant's telephone number, including area code)


          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

CATALINA SILVER AND GOLD PROPERTY

On March 19, 2009, the Company announced that it had entered into a definitive agreement to acquire the Catalina Silver and Gold Property located northwest of Santiago, Chile. Under the terms of the agreement, the Company will acquire the property for a total of 2,000,000 shares of restricted common stock at a deemed price of $1.50 per share to be issued on or before the closing date of March 23, 2009.

ITEM 8.01 OTHER EVENTS

DR. DAVID SHAW - APPOINTMENT AS GEOLOGICAL CONSULTANT

On March 11, 2009, the Company announced the appointment of Dr. David Shaw as a Geological Consultant to Southern Energy.

Dr. David Shaw graduated in 1973 from the University of Sheffield, England, with a B.Sc. (Sp. Hons.) in geology followed by a Ph.D. in structural geology from Carleton University, Ottawa. Since completing his doctorate, Dr. Shaw has worked both in the technical and financial communities within the resource industry. He spent seven years with Chevron Resources in Calgary and Vancouver, employed initially as an in-house structural consultant on both metal and hydrocarbon exploration programs and then as a member of a hydrocarbon project financial evaluation team. Upon leaving Chevron, he initiated and developed the Resource Research Group at Charlton Securities Ltd., Calgary before assuming the position of Senior Mining Analyst, Corporate Finance, at Yorkton Securities Inc. in Vancouver. Throughout Dr. Shaw's career, he has built strong relationships with European financial institutions and the global mining community. Currently, Dr. Shaw is employed as the Chief Executive Officer of Colombia Gold plc, a private U.K. company that is engaged in precious metal exploration in Colombia. In addition, from 2005 to the present, Dr. Shaw has served on the board of directors of First Majestic Silver Corp., a Canadian public company with producing silver mines in Mexico.

STANLEY FORD, P. ENG. - APPOINTMENT AS CONSULTING ENGINEER

On March 19, 2009, the Company announced the appointment of Stanley Ford, P. Eng., as a Consulting Engineer to Southern Energy.

Stanley Ford, P. Eng., received his Engineering degree from the University of British Columbia in 1967, and subsequently obtained his MBA in finance from Simon Fraser University in 1983, writing his masters thesis on the coal industry. Mr. Ford has been a member of the Professional Engineers and Geoscientists of British Columbia since 1972. From May 1984 to the present, Mr. Ford has been the chairman and president of International Royalties Corp., a company providing management services and funding to resource companies. From 1990 through December 2003, Mr. Ford was the President and Chairman of Pallaum Minerals, a resource exploration company, and was responsible for raising over $9.0 Million in capital for the company. From 1984 to 1995, he was the Vice-President, and subsequently, President and Chairman, of Swannell Minerals, a publicly traded mineral exploration company. From 1984 to 1988, Mr. Ford was the Vice-President and Director of Saturn Energy and Resources Inc, a public resource company, where he was responsible for the filing and acquisition approval of a $1.3 billion coal tax shelter located in Denver, Colorado. As a professional engineer, Mr. Ford has worked on major civil projects in Ghana, Libya, Scotland, and Australia.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          SOUTHERN ENERGY COMPANY, INC.


Date: March 19, 2009                      /s/ Ricardo Munoz
                                          --------------------------------------
                                          President, Secretary and Director